EXHIBIT 99.3

CHEMTRADE LOGISTICS INCOME FUND

and

COMPUTERSHARE ADVANTAGE TRUST OF CANADA

TENTH SUPPLEMENTAL INDENTURE Dated as of November 4, 2025 Providing for the issue of up to $73,917,000 Principal Amount of 7.00% Unsecured Subordinated Debentures due June 30, 2028

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TENTH SUPPLEMENTAL INDENTURE

THIS INDENTURE dated as of November 4, 2025

B E T W E E N:

CHEMTRADE LOGISTICS INCOME FUND, a limited purpose trust established under and governed by the laws of the Province of Ontario pursuant to an amended and restated declaration of trust dated January 22, 2024, as it may be amended or amended and restated from time to time,

(the “Fund”)

- and -

COMPUTERSHARE ADVANTAGE TRUST OF CANADA (formerly BNY TRUST COMPANY OF CANADA), a trust company authorized to carry on business as a trust company in all of the provinces and territories of Canada

(the “Debenture Trustee”)

RECITALS:

A.	The Fund has entered into a trust indenture (as amended, supplemented or restated from time to time, the “Base Indenture”) dated as of December 20, 2002 between the Fund and CIBC Mellon Trust Company (the “Predecessor Indenture Trustee”), as predecessor indenture trustee and paying agent and registrar, which provides for the issuance of one or more series of unsecured subordinated debt securities of the Fund by way of supplemental indentures.

B.	Pursuant to the Base Indenture, the Fund issued debentures in an aggregate principal amount of $41,000,000 designated as “10.0% Extendible Convertible Unsecured Subordinated Debentures”, which have been repaid in full and are no longer outstanding.

C.	Pursuant to the first supplemental indenture dated as of March 24, 2010 between the Fund and the Predecessor Indenture Trustee (the “First Supplemental Indenture”), the Fund issued debentures in an aggregate principal amount of $90,000,000 designated as “6.0% Convertible Unsecured Subordinated Debentures”, which matured on March 31, 2017.

D.	Pursuant to the second supplemental indenture dated as of December 12, 2011 between the Fund and the Predecessor Indenture Trustee (the “Second Supplemental Indenture”), the Fund issued debentures in an aggregate principal amount of $80,000,000 designated as “5.75% Convertible Unsecured Subordinated Debentures” which were redeemed in full and are no longer outstanding.

E.	Pursuant to the third supplemental indenture dated as of June 10, 2014 between the Fund and the Predecessor Indenture Trustee (the “Third Supplemental Indenture”), the Fund issued debentures in an aggregate principal amount of $126,500,000 designated as “5.25% Convertible Unsecured Subordinated Debentures”, which were redeemed in full and are no longer outstanding.

F.	Pursuant to the fourth supplemental indenture dated September 2, 2016 between the Fund and the Predecessor Indenture Trustee (the “Fourth Supplemental Indenture”), the Fund issued debentures in an aggregate principal amount of $143,750,000 designated as “5.00% Convertible Unsecured Subordinated Debentures”, which were redeemed in full and are no longer outstanding.

G.	Pursuant to the fifth supplemental indenture dated May 2, 2017 between the Fund and the Predecessor Indenture Trustee (the “Fifth Supplemental Indenture”), the Fund issued debentures in an aggregate principal amount of $201,250,000 designated as “4.75% Convertible Unsecured Subordinated Debentures” which were redeemed in full and are no longer outstanding.

H.	Pursuant to the sixth supplemental indenture dated October 1, 2019 between the Fund and the Predecessor Indenture Trustee (the “Sixth Supplemental Indenture”), the Fund issued debentures in an aggregate principal amount of $100,000,000 designated as “6.50% Convertible Unsecured Subordinated Debentures”, which mature on October 31, 2026.

I.	Pursuant to a resignation and appointment agreement dated June 19, 2020, the Predecessor Indenture Trustee resigned as indenture trustee, paying agent and registrar pursuant to the Indenture (as defined herein) and the Debenture Trustee was appointed as the successor indenture trustee, paying agent and registrar pursuant to the Indenture with effect as of June 19, 2020.

J.	Pursuant to the seventh supplemental indenture dated August 26, 2020 between the Fund and the Debenture Trustee (the “Seventh Supplemental Indenture”), the Fund issued debentures in an aggregate principal amount of $86,250,000 designated as “8.50% Convertible Unsecured Subordinated Debentures”, which were redeemed in full and are no longer outstanding.

K.	Pursuant to the eighth supplemental indenture dated December 15, 2021 between the Fund and the Debenture Trustee (the “Eighth Supplemental Indenture”), the Fund issued debentures in an aggregate principal amount of $130,000,000 designated as “6.25% Convertible Unsecured Subordinated Debentures”, which mature on August 31, 2027.

L.	Pursuant to the ninth supplemental indenture dated March 8, 2023 between the Fund and the Debenture Trustee (the “Ninth Supplemental Indenture”), the Fund issued debentures in an aggregate principal amount of $115,000,000 designated as “7.00% Convertible Unsecured Subordinated Debentures”, which mature on June 30, 2028.

M.	This Tenth Supplemental Indenture is entered into for the purpose of providing for the issue of up to $73,917,000 aggregate principal amount of debentures designated as “7.00% Unsecured Subordinated Debentures due June 30, 2028” under the Base Indenture and establishing the terms, provisions and conditions of such Debentures.

N.	The Fund, under the laws applicable thereto, is duly authorized to create and issue the Debentures to be issued as herein provided.

O.	All necessary steps in relation to the Fund have been duly enacted, passed and/or confirmed and other proceedings, terms and conditions complied with to make the creation and issue of the Debentures, when certified by the Debenture Trustee and issued provided for herein, legal, valid and binding obligations of the Fund with the benefits and subject to the terms of the Indenture (as defined herein).

P.	The foregoing recitals are made as representations and statements of fact by the Fund and not by the Debenture Trustee.

NOW THEREFORE THIS TENTH SUPPLEMENTAL INDENTURE WITNESSES and it is hereby covenanted, agreed and declared as follows.

ARTICLE 1
INTERPRETATION

1.1	Supplemental Indenture

This Tenth Supplemental Indenture is a supplemental indenture to the Base Indenture. The Base Indenture, the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture, the Fifth Supplemental Indenture, the Sixth Supplemental Indenture, the Seventh Supplemental Indenture, the Eighth Supplemental Indenture, the Ninth Supplemental Indenture and this Tenth Supplemental Indenture will be read together and have effect so far as practicable as though all of the provisions of such indentures were contained in one instrument. References to the “Indenture” refer to the Base Indenture, as supplemented by the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture, the Fifth Supplemental Indenture, the Sixth Supplemental Indenture, the Seventh Supplemental Indenture, the Eighth Supplemental Indenture, the Ninth Supplemental Indenture and this Tenth Supplemental Indenture, and includes every instrument supplemental or ancillary to this Tenth Supplemental Indenture.

1.2	Tenth Supplemental Indenture

The terms “this Tenth Supplemental Indenture”, “herein”, “hereof”, “hereby”, “hereunder”, and similar expressions, unless the context otherwise specifies or requires, refer to this Tenth Supplemental Indenture and not to any particular Article, Section or other portion, and include every instrument supplemental or ancillary to this Tenth Supplemental Indenture. Unless otherwise stated, any references in this Tenth Supplemental Indenture to an Article, Section, subsection, Recital, paragraph or Schedule shall be interpreted as a reference to the Article, Section, subsection, Recital, paragraph of, or Schedule to, this Tenth Supplemental Indenture.

1.3	Definitions

All terms used but not defined in this Tenth Supplemental Indenture or the Debentures which are defined in the Base Indenture shall, except as otherwise provided herein, have the meanings ascribed to them in the Base Indenture. In the event of any inconsistency between the terms in the Base Indenture and this Tenth Supplemental Indenture, the terms in this Tenth Supplemental Indenture shall prevail.

Subject to the foregoing, in this Tenth Supplemental Indenture and in the Debentures, the following terms have the following meanings.

“90% Redemption Right” has the meaning ascribed thereto in Section 2.2(g);

“Applicable Securities Legislation” means applicable securities laws in each of the provinces and territories of Canada and the respective regulations and rules made under these securities laws together with applicable policy statements, blanket orders and rulings of, and all applicable discretionary orders or rulings, if any, granted to the Fund by, the applicable securities commission or regulatory authority in each such province or territory, together with applicable published policy statements of the Canadian Securities Administrators, as the case may be;

“Base Indenture” has the meaning ascribed thereto in Recital A;

“CDS” means CDS Clearing and Depository Services Inc., and its successors and assigns;

“Change of Control” means the acquisition by any person, or group of persons acting jointly or in concert, of voting control or direction over 66⅔% or more of the votes attaching to the Units, other than when such acquisition occurs solely in connection with an Income Trust Conversion Transaction;

“Change of Control Notice” has the meaning ascribed thereto in Section 2.2(g);

“Continuing Corporation” has the meaning ascribed thereto in Section 3.1;

“Current Market Price” means the volume weighted average trading price (as reported by the TSX) per Unit for the 20 consecutive trading days ending on the fifth trading day immediately preceding the date of determination on the TSX (or, if the Units are not listed thereon, on such stock exchange on which the Units are listed as may be selected for such purpose by the Trustees of the Fund and approved by the Debenture Trustee, or if the Units are not listed on any stock exchange, then on the over-the-counter market; provided further that if the Units are not then listed on any stock exchange or traded on any over-the-counter market, the Current Market Price shall be the fair market value of the Units as at such date as determined by an independent Investment Dealer selected by the Fund);

“Debenture Trustee” has the meaning ascribed thereto in the preamble;

“Debentures” means the Debentures designated as “7.00% Unsecured Subordinated Debentures due June 30, 2028” described in Section 2.2;

“Definitive Debenture” means Debentures in registered and definitive form;

“Eighth Supplemental Indenture” has the meaning ascribed thereto in Recital K;

“Fifth Supplemental Indenture” has the meaning ascribed thereto in Recital G;

“First Supplemental Indenture” has the meaning ascribed thereto in Recital C;

“Fourth Supplemental Indenture” has the meaning ascribed thereto in Recital F;

“Fund” has the meaning ascribed thereto in the preamble;

“Income Trust Conversion Transaction” means a transaction in which the Fund converts from an income trust to a corporate structure and no person or group of persons acting jointly or in concert, following the completion of the conversion transaction, has voting control or direction of more than 66⅔% of the votes attaching to the voting shares of the resulting corporate entity;

“Maturity Date” means June 30, 2028;

“Maturity Notice” has the meaning ascribed thereto in Section 2.2(d);

“Ninth Supplemental Indenture” has the meaning ascribed thereto in Recital L;

“Predecessor Indenture Trustee” has the meaning ascribed thereto in Recital A;

“Privacy Laws” has the meaning ascribed thereto in Section 3.10;

“Put Date” has the meaning ascribed thereto in Section 2.2(g);

“Put Price” has the meaning ascribed thereto in Section 2.2(g);

“Put Right” has the meaning ascribed thereto in Section 2.2(g);

“Second Supplemental Indenture” has the meaning ascribed thereto in Recital D;

“Seventh Supplemental Indenture” has the meaning ascribed thereto in Recital J;

“Sixth Supplemental Indenture” has the meaning ascribed thereto in Recital H;

“Third Supplemental Indenture” has the meaning ascribed thereto in Recital E;

“Total Put Price” has the meaning ascribed thereto in Section 2.2(g);

“Trustee’s Certificate” means a certificate of the Fund signed by any one authorized Trustee or officer of the Fund, in his or her capacity as Trustee or officer of the Fund, and not in his or her personal capacity;

“TSX” means the Toronto Stock Exchange; and

“Written Direction of the Fund” means an instrument in writing signed by any one Trustee or officer of the Fund on behalf of the Fund.

ARTICLE 2
THE DEBENTURES

2.1	Creation and Designation

The Fund hereby creates and is authorized to issue under this Tenth Supplemental Indenture a series of Debentures designated “7.00% Unsecured Subordinated Debentures due June 30, 2028”, which will have the terms set out herein and in accordance with the Base Indenture.

2.2	Terms of Debentures

(a)	The Debentures authorized for issue immediately are limited to an aggregate principal amount of $73,917,000.

(b)	The Debentures shall be dated as of November 4, 2025, and shall bear interest from the date of issue at the rate of 7.00% per annum, payable semi-annually in arrears on June 30 and December 31 in each year, the first such payment to fall due on December 31, 2025, payable after as well as before maturity and after as well as before default, with interest on amounts in default at the same rate, compounded semi-annually. For the avoidance of doubt, the first interest payment will include interest accrued from November 4, 2025, to, but excluding, December 31, 2025, which will be equal to approximately $10.9315068 for each $1,000 principal amount of the Debentures. The Debentures will mature on June 30, 2028. Interest for any period, including periods of less than or more than six months, will be payable based upon a 365-day or 366-day year, as the case may be.

(c)	The Debentures will be subordinated to the Senior Indebtedness of the Fund in accordance with the provisions of Article 5 of the Base Indenture (which Senior Indebtedness includes any notes outstanding under the trust indenture dated as of August 28, 2024 between Chemtrade Logistics Inc. and Computershare Trust Company of Canada); provided that nothing contained in the Base Indenture shall in any way or manner restrict the Fund or its Subsidiaries from incurring, assuming or guaranteeing, directly or indirectly, any additional indebtedness, including indebtedness that ranks senior to the Debentures, or from mortgaging, pledging or charging real or personal property or properties of the Fund or its Subsidiaries to secure any indebtedness.

(d)	On maturity of the Debentures, the Fund may, at its option and subject to the provisions of Section 4.10 of the Base Indenture, and subject to regulatory approval, elect to satisfy its obligation to pay all or a portion of the aggregate principal amount of the Debentures due on maturity by issuing and delivering to the holders of such Debentures, Freely Tradeable Units. If the Fund elects to exercise such option, it shall deliver to the holders of the Debentures a maturity notice (the “Maturity Notice”) in the form attached hereto as Schedule B. Interest accrued and unpaid on the Debentures to, but excluding, the Maturity Date will be paid to holders of Debentures in cash, subject to the ability of the Fund to issue Units as provided in Article 10 of the Base Indenture.

(e)	The Debentures shall be issued in denominations of $1,000 and integral multiples of $1,000. Each Debenture and the certificate of the Debenture Trustee endorsed thereon shall be issued in substantially the form attached hereto as Schedule A, with such insertions, omissions, substitutions or other variations as shall be required or permitted by the Base Indenture, and may have imprinted or otherwise reproduced thereon such legend or legends or endorsements, not inconsistent with the provisions of the Base Indenture, as may be required to comply with any law or with any rules or regulations pursuant thereto or with any rules or regulations of any securities exchange or securities regulatory authority or to conform with general usage, all as may be determined by the Trustees of the Fund executing such Debenture in accordance with Section 2.7 of the Base Indenture, as conclusively evidenced by their execution of a Debenture. Each Debenture shall additionally bear such distinguishing letters and numbers as the Debenture Trustee shall approve. Notwithstanding the foregoing, a Debenture may be in such other form or forms as may, from time to time, be, approved by a resolution of the Trustees or as specified in a Trustee’s Certificate. The Debentures may be engraved, lithographed, printed, mimeographed or typewritten or partly in one form and partly in another.

(f)	Subject to the provisions and conditions of Article 10 of the Base Indenture, the Fund may elect, from time to time, to satisfy its Interest Obligation, in whole or in part, on the Debentures on any Interest Payment Date (or on redemption or maturity) by delivering Freely Tradeable Units to the Debenture Trustee.

(g)	Upon the occurrence of a Change of Control and subject to the provisions and conditions of this Section 2.2(g), Debentureholders have a right to require the Fund to purchase their Debentures. The terms and conditions of such right are set forth below:

(i)	Upon the occurrence of a Change of Control, each holder of Debentures shall have the right (the “Put Right”) to require the Fund to purchase, on the date which is 30 days following the date upon which the Debenture Trustee delivers a Change of Control Notice (as defined below) to the holders of Debentures (the “Put Date”), all or any part of such holder’s Debentures at a price equal to 100% of the principal amount thereof (the “Put Price”) plus accrued and unpaid interest on such Debentures to, but excluding, the Put Date (less any tax required to be withheld) (collectively, the “Total Put Price”).

(ii)	The Fund will, as soon as practicable, and in any event no later than five Business Days after the occurrence of a Change of Control, give written notice to the Debenture Trustee of the Change of Control in the form attached hereto as Schedule D and shall state whether the Total Put Price will be payable in cash or satisfied, in whole or in part, by the issuance of Freely Tradeable Units, as contemplated in Section 2.2(g)(xi). The Debenture Trustee will, as soon as practicable thereafter, and in any event no later than two Business Days after receiving notice from the Fund of the Change of Control, provide written notice (as prepared by the Fund) to the holders of Debentures of the Change of Control (“Change of Control Notice”). The Change of Control Notice shall be prepared by the Fund and shall include: (A) a description of the Change of Control; (B) details of the Put Right; (C) details regarding whether the Total Put Price is to be paid in cash or, in whole or in part, in Freely Tradeable Units; (D) a statement that each holder will be entitled to withdraw its election to require the Fund to purchase such Debentures if the Debenture Trustee receives, no later than 4:00 p.m. (Eastern time) on the third Business Day immediately preceding the Put Date, a facsimile transmission or letter setting forth the name of such holder, the principal amount of the Debentures delivered for purchase and a statement that such holder is withdrawing his, her or their election to have such Debentures purchased; and (E) a description of the rights of the Fund to redeem untendered Debentures in accordance with Section 2.2(g)(iv).

(iii)	To exercise the Put Right, the Debentureholder must deliver to the Debenture Trustee, not less than five Business Days prior to the Put Date, written notice of the holder’s exercise of such right in the form attached hereto as Schedule C together with (A) the Debentures with respect to which the right is being exercised, duly endorsed for transfer, or (B) if the Debentures have been issued as Global Debentures, a duly endorsed form of transfer.

(iv)	If 90% or more in aggregate principal amount of Debentures outstanding on the date the Fund provides notice of a Change of Control to the Debenture Trustee have been tendered for purchase pursuant to the Put Right on the Put Date, the Fund has the right (but not the obligation) upon written notice provided to the Debenture Trustee prior to the Put Date, to redeem all the remaining outstanding Debentures on the Put Date at the Total Put Price (the “90% Redemption Right”).

(v)	Upon receipt of written notice that the Fund shall exercise the 90% Redemption Right and acquire the remaining Debentures, the Debenture Trustee shall as soon as reasonably possible thereafter provide written notice to all Debentureholders that did not previously exercise the Put Right that:

(A)	The Fund has exercised the 90% Redemption Right and will purchase all outstanding Debentures at the Total Put Price, including a calculation of such holder’s Total Put Price;

(B)	Such holders must transfer their Debentures to the Debenture Trustee on the same terms as those holders that exercised the Put Right and must send their respective Debentures, duly endorsed for transfer or their duly endorsed form of transfer, as applicable, to the Debenture Trustee within ten days after sending of such notice; and

(C)	The rights of such holder under the terms of the Debentures cease as of the Put Date provided the Fund has paid the Total Put Price to, or to the order of, the Debenture Trustee and thereafter the Debentures shall not be considered to be outstanding and the holder shall not have any right except to receive the Total Put Price upon surrender and delivery of such holder’s Debentures in accordance with the Base Indenture.

(vi)	Subject to Section 2.2(g)(xi), the Fund shall, on or before 11:00 a.m., (Eastern time) on the Business Day immediately prior to the Put Date, deposit with the Debenture Trustee or any paying agent to the order of the Debenture Trustee by an electronic funds transfer or such other means acceptable to the Debenture Trustee and CDS of such sums of money as may be sufficient to pay the Total Put Price of the Debentures to be purchased or redeemed by the Fund on the Put Date, provided the Fund may elect to satisfy this requirement by providing the Debenture Trustee with a cheque for such amounts required under this Section 2.2(g)(vi) post-dated to the Put Date. To the extent requested by the Debenture Trustee, the Fund shall also deposit with the Debenture Trustee a sum of money sufficient to pay any charges or expenses which may be incurred by the Debenture Trustee in connection with such purchase and/or redemption, as the case may be. Every such deposit shall be irrevocable. From the sums so deposited, the Debenture Trustee shall pay or cause to be paid to the holders of such Debentures, the Total Put Price to which they are entitled on the Fund’s purchase or redemption. The Debenture Trustee shall not be responsible for calculating the amount owing but shall be entitled to rely on the Written Direction of the Fund specifying the payments to be made.

(vii)	In the event that one or more of such Debentures being purchased in accordance with this Section 2.2(g) becomes subject to purchase in part only, upon surrender of such Debentures for payment of the Total Put Price, the Fund shall execute and the Debenture Trustee shall certify and deliver without charge to the holder thereof or upon the holder’s order, one or more new Debentures for the portion of the principal amount of the Debentures not purchased.

(viii)	Debentures for which holders have exercised the Put Right and Debentures which the Fund has elected to redeem in accordance with this Section 2.2(g) shall become due and payable at the Total Put Price on the Put Date, in the same manner and with the same effect as if it were the date of maturity specified in such Debentures, anything therein or herein to the contrary notwithstanding, and from and after such Put Date, if the money and/or Freely Tradeable Units, as applicable, necessary to purchase or redeem the Debentures shall have been deposited as provided in this Section 2.2(g) and affidavits or other proofs satisfactory to the Debenture Trustee as to the publication and/or mailing of such notices shall have been lodged with it, interest on the Debentures shall cease. If any question shall arise as to whether any notice has been given as above provided and such deposit made, such question shall be decided by the Debenture Trustee, relying on advice of counsel, whose decision shall be final and binding upon all parties in interest.

(ix)	In case the holder of any Debenture to be purchased or redeemed in accordance with this Section 2.2(g) shall fail on or before the Put Date to so surrender such holder’s Debenture or duly endorsed form of transfer or shall not within such time accept payment of the moneys payable, or take delivery of certificates representing any Units issuable in respect thereof, or give such receipt therefor, if any, as the Debenture Trustee may require, such moneys may be set aside in trust without interest or such certificates may be held in trust, either in the deposit department of the Debenture Trustee or in a chartered bank (which may include an Affiliate of the Debenture Trustee), and such setting aside shall for all purposes be deemed a payment to the Debentureholder of the sum and Units so set aside and, to that extent, the Debenture shall thereafter not be considered as outstanding hereunder and the Debentureholder shall have no other right except to receive payment of the Total Put Price out of the moneys so paid and deposited and/or take delivery of the certificates so deposited, upon surrender and delivery up of such holder’s Debenture, of the moneys set aside (including distributions on such Units made after the Put Date). Subject to applicable law, in the event that any money required to be deposited hereunder with the Debenture Trustee or any depository or paying agent on account of principal, premium, if any, or interest, if any, on Debentures issued hereunder shall remain so deposited for a period of ten years from the Put Date, then such moneys and/or certificates, together with any accumulated interest and distributions thereon, if any, shall at the end of such period be paid over or delivered over by the Debenture Trustee or such depository or paying agent to the Fund and the Debenture Trustee shall not be responsible to Debentureholders for any amounts owing to them. Subject to applicable law, thereafter the holder of a Debenture in respect of which such money and/or certificates was so repaid or delivered to the Fund shall have no rights thereof except to obtain the payment of the money or certificates due from the Fund, subject to any limitation period provided by the laws of Ontario.

(x)	The Fund will comply with all Applicable Securities Legislation in the event that the Fund is required to repurchase Debentures pursuant to Section 2.2(g).

(xi)	Notwithstanding any other provision of this Tenth Supplemental Indenture, the Fund shall be entitled at its option, subject to regulatory approval, to deposit with the Debenture Trustee or any paying agent to the order of the Debenture Trustee, in lieu of all or any portion of the moneys which would otherwise be required to be deposited with the Debenture Trustee hereunder, Freely Tradeable Units for purposes of making payment of all or any portion of the Total Put Price, the number of such Freely Tradeable Units to be obtained by dividing the applicable portion of the Total Put Price by 95% of the Current Market Price in effect on the Put Date. No fractional Units shall be issued as payment of the Total Put Price but in lieu thereof the Fund shall satisfy fractional interests by a cash payment equal to the Current Market Price in effect on the Put Date. In all other respects, in paying the Total Put Price the Fund shall be subject to the requirements of Section 2.2(g)(vi) and the Debenture Trustee shall, in making payment to holders of such Debentures pursuant to Section 2.2(g)(vi) of the Total Put Price, make payment using such Freely Tradeable Units. In the event the Fund exercises its right pursuant to this Section 2.2(g)(xi) to deliver Freely Tradeable Units, the provisions of paragraphs (c) to (k) inclusive of Section 4.10 of the Base Indenture shall apply, mutatis mutandis.

(xii)	If the Fund elects to satisfy its obligation, in whole or in part, to pay the Total Put Price by issuing Freely Tradeable Units in accordance with this Section 2.2(g), and if the principal amount and/or accrued interest (or any portions thereof) to which a holder is entitled is subject to withholding taxes, the Debenture Trustee, on the Written Direction of the Fund but for the account of the holder, shall provide reasonable assistance to facilitate the settlement of a sale, through the investment banks, brokers or dealers selected by the Fund, out of the Freely Tradeable Units issued by the Fund for this purpose, such number of Freely Tradeable Units that is sufficient to yield net proceeds (after payment of all costs) to cover the amount of taxes required to be withheld, and shall remit same on behalf of the Fund to the proper tax authorities within the period of time prescribed for this purpose under applicable laws.

(h)	The Debentures will, effective as of the issue date thereof, be listed and posted for trading on the TSX and the Fund will take all reasonable steps to cause such listing to be maintained so long as any such Debentures remain outstanding and to maintain its status as a reporting issuer (or the equivalent thereof) not in default of Applicable Securities Legislation.

2.3	Issue of Global Debenture

Except as provided in Section 2.2(e) and Section 3.2 of the Base Indenture and Section 2.3(f) below, the Debentures shall be issued in whole as one Global Debenture registered in the name of CDS & CO., or in the name of such other nominee entity as is requested by CDS, as Depository, or in such other name as may be designated by the Fund in the Written Direction of the Fund delivered to the Debenture Trustee at the time of issue of the Debentures, and the Fund shall execute and the Debenture Trustee shall certify and deliver the Global Debenture that shall:

(a)	represent an aggregate amount equal to the principal amount of the outstanding Debentures represented by the Global Debenture;

(b)	be delivered or caused to be delivered by the Debenture Trustee to such Depository or pursuant to such Depository’s instructions; and

(c)	bear a legend substantially to the following effect (or as otherwise requested by the Depository):

“This Debenture is a Global Debenture within the meaning of the Base Indenture hereinafter referred to and is registered in the name of a Depository or a nominee thereof. Except as set forth in the Indenture, this Debenture may not be transferred to or exchanged for Debentures registered in the name of any person other than the Depository or a nominee thereof and no such transfer may be registered except in the limited circumstances described in the Base Indenture. Every Debenture authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, this Debenture shall be a Global Debenture subject to the foregoing, except in such limited circumstances described in the Indenture.

Unless this certificate is presented by an authorized representative of CDS Clearing and Depository Services Inc. (“CDS”) to Chemtrade Logistics Income Fund or its agent for registration of transfer, exchange or payment, and any certificate issued in respect thereof is registered in the name of CDS & CO., or in such other name as is requested by an authorized representative of CDS, (and any payment is made to CDS & CO. or to such entity as is requested by an authorized representative of CDS), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE OR TO ANY PERSON IS WRONGFUL since the registered holder hereof, CDS & Co., has a property interest in the securities represented by this certificate herein and it is a violation of its rights for another person to hold, transfer or deal with this certificate.”

(d)	The rights of holders of any beneficial interest in the Debentures represented by a Global Debenture (including the right to receive a certificate or other instrument evidencing an ownership interest in such Debentures) will be exercised only through CDS or by proxy issued by CDS or its clearing agency participants and will be limited to those rights established by applicable law and agreements between CDS and its participants and between such participants and holders of such interests.

(e)	Neither the Fund nor the Debenture Trustee will be under any obligation to deliver, nor will the holder of an interest in the Debentures represented by a Global Debenture have any right, except as provided in Section 3.2 of the Base Indenture, to require the delivery of a certificate evidencing a Debenture to the holder of the interest in such Debenture.

2.4	Additional Amounts

The Fund will not be required to pay an additional amount on the Debentures in respect of any tax, assessment or government charge withheld or deducted.

2.5	Debenture Trustee, etc.

The Debenture Trustee will be the Debenture trustee, authenticating agent, paying agent, transfer agent and registrar for the Debentures.

2.6	Fully Registered Debentures

In the event that the provisions of Section 3.2(b) of the Base Indenture apply, the Debentures shall be issued as fully registered Debentures without coupons, issuable in minimum denominations of One Thousand Dollars ($1,000.00) or integral multiples of One Thousand Dollars ($1,000.00) in excess thereof.

2.7	Execution of Debentures

All Debentures shall be signed (either manually or by facsimile or other electronic signature) by any one authorized Trustee, officer or other representative of the Fund holding office or otherwise authorized at the time of signing. A facsimile or other electronic signature upon a Debenture shall for all purposes of the Base Indenture be deemed to be the signature of the person whose signature it purports to be. Notwithstanding that any person whose signature, either manual or in facsimile or other electronic form, appears on a Debenture as a Trustee or officer may no longer hold such office at the date of the Debenture or at the date of the certification and delivery thereof, such Debenture shall be valid and binding upon the Fund and entitled to the benefits of this Base Indenture.

2.8	Restriction on Maturity Repayment Right

The Fund shall not, directly or indirectly (through a subsidiary of the Fund or otherwise) undertake or announce any rights offering, issuance of securities, subdivision of the Units, dividend or other distribution on the Units or any other securities, capital reorganization, reclassification or any similar type of transaction in which:

(a)	the number of securities to be issued;

(b)	the price at which securities are to be issued, converted or exchanged; or

(c)	any property or cash that is to be distributed or allocated,

is in whole or in part based upon, determined in reference to, related to or a function of, directly or indirectly: (i) the exercise or potential exercise of the right to issue Units on redemption or maturity of the Debentures; or (ii) the Current Market Price determined in connection with the exercise or potential exercise of the right to issue Units on maturity of the Debentures.

ARTICLE 3
OTHER PROVISIONS

3.1	Continuing Corporation

Notwithstanding any other provision in the Base Indenture, if the Fund converts to a corporation (the “Continuing Corporation”) pursuant to an Income Trust Conversion Transaction, the Debentures shall, without the consent of any holder of Debentures, become debentures of the Continuing Corporation having substantially the same terms as the Debentures and which shall be valid and binding obligations of the Continuing Corporation, and the Base Indenture shall be amended by the Fund and the Debenture Trustee accordingly.

3.2	Purchase of Debentures by the Fund

The Fund may at any time and from time to time, purchase Debentures in the market (which shall include purchase from or through an investment dealer or a firm holding membership on a recognized stock exchange) or by tender or by private contract, at any price, subject to compliance with Applicable Securities Legislation. For the avoidance of doubt, the Fund is entitled to acquire, and Dissenting Debentureholders are required to sell, the Debentures by compulsory acquisition in accordance with the procedures set forth in Article 12 of the Base Indenture. If an Event of Default has occurred and is continuing, the Fund may purchase all or any of the Debentures as aforesaid, except by private contract.

3.3	Right to Pay all Amounts in Units

Notwithstanding any other provision in the Base Indenture, the Fund shall have the right, at its option, to elect to satisfy its obligation to: (i) repay the principal amount of the Debentures outstanding, in whole or in part, whether as a result of a redemption, maturity of the Debentures or otherwise, by issuing and delivering Freely Tradeable Units to Debentureholders in accordance with the terms of the Base Indenture, and (ii) pay interest on the Debentures, in whole or in part, by issuing and delivering Freely Tradeable Units to the Debenture Trustee to facilitate settlement in accordance with the terms of the Base Indenture.

3.4	Taxation

(a)	Notwithstanding any other provision of the Base Indenture but subject to subsections (b), (c) and (d) of this Section 3.4, the Fund shall, if required pursuant to the Tax Act, withhold tax at a rate of 25% (or such other rate provided in the Tax Act from time to time) on all payments of interest on the Debentures and all deemed payments of interest under the Tax Act which may arise on the Debentures (including any deemed payments of interest which may arise on a redemption or repayment of the Debentures) to non-residents for the purposes of Part XIII of the Tax Act.

(b)	The Fund shall not withhold pursuant to subsection (a) of this Section 3.4 if, after the date hereof and on or before the date of the payment or deemed payment of interest, the Fund is satisfied as a result of an amendment to the Tax Act, a decision of a Court of competent jurisdiction in respect of which all appeal rights have expired or a published statement of the Canada Revenue Agency acceptable to the Fund that no withholding tax is payable under the Tax Act with respect to such payment or deemed payment of interest.

(c)	The Fund will not withhold pursuant to subsection (a) of this Section 3.4 with respect to a payment or deemed payment of interest to a Debentureholder where the Debentureholder has provided evidence satisfactory to the Fund (including receipt by the Fund of a duly completed Form NR301, NR302 or NR303, as applicable) that the Debentureholder is exempt from tax under an applicable tax treaty in respect of such payment or deemed payment of interest.

(d)	The Fund will reduce the rate of withholding tax set out in subsection (a) of this Section 3.4 with respect to a payment or deemed payment of interest to a Debentureholder where the Debentureholder has provided evidence satisfactory to the Fund that the Debentureholder is entitled to a reduced rate of withholding tax under an applicable tax treaty in respect of such payment or deemed payment of interest.

(e)	Where subsection (a) of this Section 3.4 applies on a redemption or repayment of the Debentures with Units or in any other circumstance where the Fund is not making a cash payment to a Debentureholder sufficient to satisfy the withholding required under subsection (a) of this Section 3.4 after taking into account the operation of subsections (b), (c) and (d) of this Section 3.4, the Debenture Trustee, on the Written Direction of the Fund but for the account of such holder, shall provide reasonable assistance to facilitate settlement of a sale, through the investment banks, brokers or dealers selected by the Fund, out of the Freely Tradeable Units issued by the Fund for this purpose, such number of Freely Tradeable Units that is sufficient to yield net proceeds (after payment of all costs) to cover the amount of taxes required to be withheld, and shall remit same on behalf of the Fund to the proper tax authorities within the period of time prescribed for this purpose under applicable laws. In the event the Debenture Trustee sells such Freely Tradeable Units pursuant to this Section 3.4, the procedures set forth in Article 10 of the Base Indenture shall apply mutatis mutandis to such sale.

3.5	Replacement of Debenture Trustee

In addition to the provisions of Section 15.2 of the Base Indenture, the Fund shall have the power at any time on 30 days’ notice in writing to the Debenture Trustee to, and the Debentureholders by Extraordinary Resolution shall have the power at any time to, remove the existing Debenture Trustee and to appoint a new or successor Trustee.

3.6	Authority to Carry on Business

The Debenture Trustee represents to the Fund that at the date of execution and delivery by it of this Tenth Supplemental Indenture it is authorized to carry on the business of a trust company in each of the provinces and territories of Canada but if, notwithstanding the provisions of this Section 3.6, it ceases to be so authorized to carry on business, the validity and enforceability of the Base Indenture, this Tenth Supplemental Indenture and the Debentures shall not be affected in any manner whatsoever by reason only of such event but the Debenture Trustee shall, within 60 days after ceasing to be authorized to carry on the business of a trust company in any of the provinces or territories of Canada either become so authorized or resign in the manner and with the effect specified in Section 15.2 of the Base Indenture.

3.7	No Conflict of Interest

The Debenture Trustee represents to the Fund that at the date of execution and delivery by it of this Tenth Supplemental Indenture there exists no material conflict of interest in the role of the Debenture Trustee as a fiduciary hereunder but if, notwithstanding the provisions of this Section 3.7, such a material conflict of interest exists, or hereafter arises, the validity and enforceability of the Base Indenture, this Tenth Supplemental Indenture and the Debentures shall not be affected in any manner whatsoever by reason only that such material conflict of interest exists or arises but the Debenture Trustee shall, within 30 days after ascertaining that it has a material conflict of interest, either eliminate such material conflict of interest or resign in the manner and with the effect specified in Section 15.2 of the Base Indenture.

3.8	Debenture Trustee Accepts Trusts

The Debenture Trustee accepts the trusts declared in this Tenth Supplemental Indenture and agrees to perform the same upon the terms and conditions set out in this Tenth Supplemental Indenture and in accordance with the Base Indenture.

3.9	Execution and Counterparts

This Tenth Supplemental Indenture may be executed in several counterparts and may be executed and delivered by facsimile or other electronic means, each of which so executed will be deemed to be an original and such counterparts together will constitute one and the same instrument. Notwithstanding anything to the contrary in the Base Indenture, all references in the Indenture to the execution, attestation or authentication of any Debenture or any certificate of authentication appearing on or attached to any Debenture by means of a manual or facsimile signature shall be deemed to include signatures that are made or transmitted by images of manually executed signatures transmitted by facsimile, email or other electronic format (including, without limitation, “pdf,” “tif” or “jpg”) and other electronic signatures (including without limitation, DocuSign and AdobeSign or any other similar platform identified by the Fund and reasonably available at no undue burden or expense to the Debenture Trustee).

3.10	Privacy Laws

The parties acknowledge that federal and/or provincial or territorial legislation that addresses the protection of individuals’ personal information (collectively, “Privacy Laws”) applies to obligations and activities under the Base Indenture. Despite any other provision of the Base Indenture, neither party shall take or direct any action that would contravene, or cause the other to contravene, applicable Privacy Laws. The Fund shall, prior to transferring or causing to be transferred personal information to the Debenture Trustee, obtain and retain required consents of the relevant individuals to the collection, use and disclosure of their personal information, or shall have determined that such consents either have previously been given upon which the parties can rely or are not required under Privacy Laws. The Debenture Trustee shall use commercially reasonable efforts to ensure that its services hereunder comply with Privacy Laws. Specifically, the Debenture Trustee agrees: (a) to maintain policies and procedures to protect personal information and to receive and respond to any privacy complaint or inquiry; (b) to use personal information solely for the purposes of providing its services under or ancillary to the Base Indenture and not to use it for any other purpose except with the consent of or direction from the Fund or the individual involved or as permitted by Privacy Laws; (c) not to sell or otherwise improperly disclose personal information to any third party; and (d) to employ administrative, physical and technological safeguards to reasonably secure and protect personal information against loss, theft, or unauthorized access, use or modification.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF the parties have executed this Tenth Supplemental Indenture under the hands of their proper officers.

CHEMTRADE LOGISTICS INCOME FUND
By:	/s/ Rohit Bhardwaj
Name: Rohit Bhardwaj
Title: Chief Financial Officer

COMPUTERSHARE ADVANTAGE TRUST OF CANADA, as Debenture Trustee

By:	/s/ Bhawna Dhayal
Name: Bhawna Dhayal
Title: Vice-President

By:	/s/ Monika Guzierowicz
Name: Monika Guzierowicz
Title: Vice-President

Tenth Supplemental Indenture

SCHEDULE A
Form of DEBENTURE

[This Debenture is a Global Debenture within the meaning of the Base Indenture hereinafter referred to and is registered in the name of a Depository or a nominee thereof. Except as set forth in the Indenture, this Debenture may not be transferred to or exchanged for Debentures registered in the name of any person other than the Depository or a nominee thereof and no such transfer may be registered except in the limited circumstances described in the Base Indenture. Every Debenture authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, this Debenture shall be a Global Debenture subject to the foregoing, except in such limited circumstances described in the Base Indenture][Note: Insert only on Global Debenture]

CHEMTRADE LOGISTICS INCOME FUND
(A TRUST GOVERNED BY THE LAWS OF ONTARIO)

7.00% UNSECURED SUBORDINATED DEBENTURES
DUE JUNE 30, 2028

No.	CUSIP 16387PAP8 / ISIN CA16387PAP86

CHEMTRADE LOGISTICS INCOME FUND (the “Fund”) for value received hereby acknowledges itself indebted and, subject to the provisions of a trust indenture (the “Base Indenture”) dated December 20, 2002 between the Fund and CIBC Mellon Trust Company (as predecessor indenture trustee), succeeded by Computershare Advantage Trust of Canada (formerly, BNY Trust Company of Canada) (the “Debenture Trustee”), as supplemented by a first supplemental indenture dated as of March 24, 2010, as supplemented by a second supplemental indenture dated as of December 12, 2011, as supplemented by a third supplemental indenture dated as of June 10, 2014, as supplemented by a fourth supplemental indenture dated as of September 2, 2016, as supplemented by a fifth supplemental indenture dated as of May 2, 2017, as supplemented by a sixth supplemental indenture dated as of October 1, 2019, as supplemented by a seventh supplemental indenture dated as of August 26, 2020, as supplemented by an eighth supplemental indenture dated as of December 15, 2021, as supplemented by a ninth supplemental indenture dated as of March 8, 2023 and as supplemented by a tenth supplemental indenture dated as of November 4, 2025 (the Base Indenture together with the supplemental indentures are referred to as the “Indenture”), promises to pay to the registered holder hereof on June 30, 2028 (the “Maturity Date”) or on such earlier date as the principal amount hereof may become due in accordance with the provisions of the Indenture the principal sum of ● Dollars ($●) in lawful money of Canada on presentation and surrender of this Debenture at the main branch of the Debenture Trustee in Richmond Hill, Ontario, in accordance with the terms of the Indenture and, subject as hereinafter provided, to pay interest on the principal amount hereof from the date hereof, or from the last Interest Payment Date to which interest shall have been paid or made available for payment hereon, whichever is later, to, but excluding, the next Interest Payment Date, at the rate of 7.00% per annum, in like money in arrears in semi-annual instalments (less any tax required by law to be withheld) on June 30 and December 31 in each year, except the first payment will include accrued and unpaid interest for the period from November 4, 2025 to but excluding December 31, 2025 and, should the Fund at any time make default in the payment of any principal, premium, if any, or interest, to pay interest on the amount in default at the same rate, in like money and on the same dates.

Interest hereon shall be payable by electronic funds transfer or such other means acceptable to the Debenture Trustee and the depository to the registered holder hereof and, subject to the provisions of the Indenture, the making of such transfer of funds shall, to the extent of the sum represented thereby (plus the amount of any tax withheld), satisfy and discharge all liability for interest on this Debenture.

A-1

This Debenture is one of the debentures of the Fund issued or issuable in one or more series under the provisions of the Indenture. The authorized principal amount of the Debentures of the series designated as set out above is limited to an aggregate principal amount of $73,917,000 in lawful money of Canada and the authorized principal amount of Additional Debentures which may be issued under the Indenture is unlimited. Reference is hereby expressly made to the Indenture of a description of the terms and conditions upon which the Debentures are or are to be issued and held and the rights and remedies of the holders of the Debentures and of the Fund and of the Debenture Trustee, all to the same effect as if the provisions of the Indenture were herein set forth to all of which provisions the holder of this Debenture by acceptance hereof assents.

The Debentures are issuable only in denominations of $1,000 and integral multiples thereof. Upon compliance with the provisions of the Indenture, Debentures of any denomination may be exchanged for an equal aggregate principal amount of Debentures in any other authorized denomination or denominations.

The Fund may, on written notice as provided in the Indenture, at its option and subject to any applicable regulatory approval, elect to satisfy the obligation to repay, in whole or in part, the principal amount of this Debenture on the Maturity Date or on redemption by the issue of that number of Freely Tradable Units obtained by dividing the principal amount of the applicable portion of the principal amount to be repaid in Units by 95% of the Current Market Price on the Maturity Date or the date fixed for redemption, as the case may be.

Upon the occurrence of a Change of Control, each holder of Debentures may require (the “Put Right”) the Fund to purchase on the date (the “Put Date”) that is 30 days following the giving of notice by the Debenture Trustee of the Change of Control the whole or any part of such holder’s Debentures at a price equal to 100% of the principal amount of such Debentures plus accrued and unpaid interest up to but excluding the Put Date (less any tax required to be withheld). The Fund, at its option, may elect to satisfy such purchase price and interest either by payment in cash or by the issuance of Freely Tradeable Units of the Fund. If 90% or more in aggregate principal amount of Debentures outstanding on the date the Fund provides notice of a Change of Control to the Debenture Trustee have been tendered for purchase pursuant to the Put Right, the Fund has the right (but not the obligation) to purchase all the remaining outstanding Debentures on the Put Date and at the same price and in the same form.

As more specifically provided in the Indenture, if an Offer is made for all of the Debentures (other than Debentures held by or on behalf of the offeror, associates or affiliates of the offeror or anyone acting jointly or in concert with the offeror) and not less than 90% of the Debentures are taken up and paid for by the offeror, the offeror will be entitled to acquire the Debentures of those holders who did not accept the offer on the same terms as the Offeror acquired the first 90% of the principal amount of the Debentures.

The Fund shall not, directly or indirectly (through a subsidiary or otherwise) undertake or announce any rights offering, issuance of securities, subdivision of the Units, dividend or other distribution on the Units or any other securities, capital reorganization, reclassification or any similar type of transaction in which:

(a)	the number of securities to be issued;

(b)	the price at which securities are to be issued, converted or exchanged; or

(c)	any property or cash that is to be distributed or allocated,

is in whole or in part based upon, determined in reference to, related to or a function of, directly or indirectly: (i) the exercise or potential exercise of the right to issue Units on redemption or maturity of the Debentures; or (ii) the Current Market Price determined in connection with the exercise or potential exercise of the right to issue Units on redemption or maturity of the Debentures.

A-2

The indebtedness evidenced by this Debenture, and by all other Debentures now or hereafter certified and delivered under the Indenture, is a direct unsecured obligation of the Fund, and is subordinated in right of payment, to the extent and in the manner provided in the Indenture, to the prior payment of all Senior Indebtedness and indebtedness to trade creditors of the Fund, whether outstanding at the date of the Indenture or thereafter created, incurred, assumed or guaranteed. This Debenture is subordinate to claims or creditors of the Fund’s Subsidiaries, except to the extent the Fund is a creditor of such Subsidiaries ranking at least pari passu with such other creditors.

The principal hereof may become or be declared due and payable before the stated maturity in the events, in the manner, with the effect and at the times provided in the Indenture.

The Indenture contains provisions making binding upon all holders of Debentures outstanding hereunder (or in certain circumstances, specific series of Debentures) resolutions passed at meetings of such holders held in accordance with such provisions and instruments signed by the holders of a specified majority of Debentures outstanding (or specific series), which resolutions or instruments may have the effect of amending the terms of this Debenture or the Indenture.

The Indenture contains provisions disclaiming any personal liability on the part of holders of Units, Trustees, officers or agents of the Fund in respect of any obligation or claim arising out of the Indenture or this Debenture.

This Debenture may only be transferred, upon compliance with the conditions prescribed in the Indenture, in one of the registers to be kept at the principal office of the Debenture Trustee in Richmond Hill, Ontario and in such other place or places as the Fund with the approval of the Debenture Trustee may designate. No transfer of this Debenture shall be valid unless made on the register by the registered holder hereof or his, her or their executors or administrators or other legal representatives, or his, her or their attorney duly appointed by an instrument in form and substance satisfactory to the Debenture Trustee, and upon compliance with such reasonable requirements as the Debenture Trustee may prescribe and upon surrender of this Debenture for cancellation. Thereupon a new Debenture or Debentures in the same aggregate principal amount shall be issued to the transferee in exchange hereof.

This Debenture shall not become obligatory for any purpose until it shall have been certified by the Debenture Trustee under the Indenture.

This Indenture is, and this Debenture shall be, governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

Capitalized words or expressions used in this Debenture shall, unless otherwise defined herein, have the meaning ascribed thereto in the Indenture. In the event that the terms and conditions stated in this Debenture conflict, or are inconsistent with, the terms and conditions of the Indenture, the Indenture shall prevail and take priority.

[Remainder of page intentionally left blank.]

A-3

IN WITNESS WHEREOF CHEMTRADE LOGISTICS INCOME FUND has caused this Debenture to be signed by its authorized signatory as of the ____ day of ____, 2025.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF CDS CLEARING AND DEPOSITORY SERVICES INC. (“CDS”) TO CHEMTRADE LOGISTICS INCOME FUND OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IN RESPECT THEREOF IS REGISTERED IN THE NAME OF CDS & CO., OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS (AND ANY PAYMENT IS MADE TO CDS & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED HOLDER HEREOF, CDS & CO., HAS A PROPERTY INTEREST IN THE SECURITIES REPRESENTED BY THIS CERTIFICATE HEREIN AND IT IS A VIOLATION OF ITS RIGHTS FOR ANOTHER PERSON TO HOLD, TRANSFER OR DEAL WITH THIS CERTIFICATE.

CHEMTRADE LOGISTICS INCOME FUND, by its authorized signatory
Name: Rohit Bhardwaj Title: Chief Financial Officer

A-4

DEBENTURE TRUSTEE’S CERTIFICATE

This Debenture is one of the 7.00% Unsecured Subordinated Debentures due June 30, 2028 referred to in the Indenture within mentioned.

Date:

Computershare Advantage Trust of Canada (formerly, BNY Trust Company of Canada)

By:

(Authorized Officer)

REGISTRATION PANEL (No writing hereon except by Debenture Trustee)
Date of Registration	In Whose Name Registered	Signature of Debenture Trustee

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _______________________, whose address and social insurance number, if applicable, are set forth below, this Debenture (or $______________ principal amount hereof) of CHEMTRADE LOGISTICS INCOME FUND standing in the name(s) of the undersigned in the register maintained by the Fund with respect to such Debenture and does hereby irrevocably authorize and direct the Debenture Trustee to transfer such Debenture in such register, with full power of substitution in the premises.

Date:
Address of Transferee:

(Street Address, City, Province and Postal Code)

Social Insurance Number of Transferee, if applicable:
The Transferee is not a non-resident of Canada for the purposes of the Income Tax Act (Canada): Yes ☐ No ☐

If less than the full principal amount of the within Debenture is to be transferred, indicate in the space provided the principal amount (which must be $1,000 or an integral multiple thereof, unless you hold a Debenture in a non-integral multiple of $1,000, in which case such Debenture is transferable only in its entirety) to be transferred.

1.	The signature(s) to this assignment must correspond with the name(s) as written upon the face of this Debenture in every particular without alteration or any change whatsoever. The signature must be guaranteed by an authorized officer of a Schedule 1 Canadian chartered bank, or by a medallion signature guarantee from a member of a recognized Medallion Signature Guarantee Program.

2.	The registered holder of this Debenture is responsible for the payment of any documentary, stamp or other transfer taxes that may be payable in respect of the transfer of this Debenture.

Signature of Guarantor

Authorized Officer	Signature of transferring registered holder

Name of Institution

A-5

exhibit “1”
to cds global debenture

CHEMTRADE LOGISTICS INCOME FUND

7.00% unsecured subordinated debentures
due JUNE 30, 2028

Initial Principal Amount: $●                         CUSIP 16387PAP8 / ISIN CA16387PAP86

Authorization: ________________________

ADJUSTMENTS

Date	Amount of Increase	Amount of Decrease	New Principal Amount	Authorization

A-6

SCHEDULE B
Form of Maturity Notice

CHEMTRADE LOGISTICS INCOME FUND

7.00% UNSECURED SUBORDINATED DEBENTURES

MATURITY NOTICE

To:	Holders of 7.00% Unsecured Subordinated Debentures (the “Debentures”) of Chemtrade Logistics Income Fund (the “Fund”)

Note:	Unless otherwise indicated, capitalized terms used herein have the meaning ascribed thereto in the trust indenture dated as of December 20, 2002 between the Fund and CIBC Mellon Trust Company (the “Predecessor Indenture Trustee”) (as predecessor indenture trustee), succeeded by Computershare Advantage Trust of Canada (formerly, BNY Trust Company of Canada) (the “Debenture Trustee”), as amended, supplemented or restated from time to time (the “Base Indenture”), the first supplemental indenture dated March 24, 2010 between the Fund and the Predecessor Indenture Trustee (the “First Supplemental Indenture”), the second supplemental indenture dated December 12, 2011 between the Fund and the Predecessor Indenture Trustee (the “Second Supplemental Indenture”), the third supplemental indenture dated June 10, 2014 between the Fund and the Predecessor Indenture Trustee (the “Third Supplemental Indenture”), the fourth supplemental indenture dated September 2, 2016 between the Fund and the Predecessor Indenture Trustee (the “Fourth Supplemental Indenture”), the fifth supplemental indenture dated May 2, 2017 between the Fund and the Predecessor Indenture Trustee (the “Fifth Supplemental Indenture”), the sixth supplemental indenture dated October 1, 2019 between the Fund and the Predecessor Indenture Trustee (the “Sixth Supplemental Indenture”), the seventh supplemental indenture dated August 26, 2020 between the Fund and the Debenture Trustee (the “Seventh Supplemental Indenture”), the eighth supplemental indenture dated December 15, 2021 between the Fund and the Debenture Trustee (the “Eighth Supplemental Indenture”), the ninth supplemental indenture dated March 8, 2023 between the Fund and the Debenture Trustee (the “Ninth Supplemental Indenture”) and the tenth supplemental indenture dated November 4, 2025 between the Fund and the Debenture Trustee (the “Tenth Supplemental Indenture”, together with the Base Indenture, the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture, the Fifth Supplemental Indenture, the Sixth Supplemental Indenture, the Seventh Supplemental Indenture, the Eighth Supplemental Indenture, and the Ninth Supplemental Indenture, the “Indenture”).

Notice is hereby given pursuant to Section 2.2 of the Tenth Supplemental Indenture that the Debentures are due and payable as of June 30, 2028 (the “Maturity Date”) and the Fund elects to satisfy its obligation to repay to holders of Debentures the principal amount of all of the Debentures outstanding on the Maturity Date by issuing and delivering to the holders that number of Freely Tradeable Units equal to the number obtained by dividing such principal amount of the Debentures by 95% of the Current Market Price of Units on the Maturity Date.

No fractional Units shall be delivered on exercise by the Fund of the above mentioned repayment right but, in lieu thereof, the Fund shall pay the cash equivalent thereof determined on the basis of the Current Market Price of Units on the Maturity Date (less any tax required to be deducted, if any).

B-1

In this connection, upon presentation and surrender of the Debentures for payment on the Maturity Date, the Fund shall, on the Maturity Date, make delivery to the Debenture Trustee, at its principal corporate trust office in Richmond Hill, Ontario, for delivery (less applicable withholding taxes, if any) to and on account of the holders, of certificates representing the Freely Tradeable Units to which holders are entitled together with the cash equivalent in lieu of fractional Units, cash for all accrued and unpaid interest up to, but excluding, the Maturity Date and if only a portion of the Debentures are to be repaid by issuing Freely Tradeable Units, cash representing the balance of the principal amount and premium (if any) due on the Maturity Date.

DATED:

CHEMTRADE LOGISTICS INCOME FUND

_______________________________

Authorized Signatory

B-2

SCHEDULE C
Form of Notice of put exercise

CHEMTRADE LOGISTICS INCOME FUND

7.00% UNSECURED SUBORDINATED DEBENTURES

put exercise NOTICE

TO:	CHEMTRADE LOGISTICS INCOME FUND

Note:	Unless otherwise indicated, capitalized terms used herein have the meaning ascribed thereto in the trust indenture dated as of December 20, 2002 between the Fund and CIBC Mellon Trust Company (the “Predecessor Indenture Trustee”) (as predecessor indenture trustee), succeeded by Computershare Advantage Trust of Canada (formerly, BNY Trust Company of Canada) (the “Debenture Trustee”), as amended, supplemented or restated from time to time (the “Base Indenture”), the first supplemental indenture dated March 24, 2010 between the Fund and the Predecessor Indenture Trustee (the “First Supplemental Indenture”), the second supplemental indenture dated December 12, 2011 between the Fund and the Predecessor Indenture Trustee (the “Second Supplemental Indenture”), the third supplemental indenture dated June 10, 2014 between the Fund and the Predecessor Indenture Trustee (the “Third Supplemental Indenture”), the fourth supplemental indenture dated September 2, 2016 between the Fund and the Predecessor Indenture Trustee (the “Fourth Supplemental Indenture”), the fifth supplemental indenture dated May 2, 2017 between the Fund and the Predecessor Indenture Trustee (the “Fifth Supplemental Indenture”), the sixth supplemental indenture dated October 1, 2019 between the Fund and the Predecessor Indenture Trustee (the “Sixth Supplemental Indenture”), the seventh supplemental indenture dated August 26, 2020 between the Fund and the Debenture Trustee (the “Seventh Supplemental Indenture”), the eighth supplemental indenture dated December 15, 2021 between the Fund and the Debenture Trustee (the “Eighth Supplemental Indenture”), the ninth supplemental indenture dated March 8, 2023 between the Fund and the Debenture Trustee (the “Ninth Supplemental Indenture”) and the tenth supplemental indenture dated November 4, 2025 between the Fund and the Debenture Trustee (the “Tenth Supplemental Indenture”, together with the Base Indenture, the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture, the Fifth Supplemental Indenture, the Sixth Supplemental Indenture, the Seventh Supplemental Indenture, the Eighth Supplemental Indenture, and the Ninth Supplemental Indenture, the “Indenture”).

The undersigned registered holder of 7.00% Unsecured Subordinated Debentures bearing Certificate No. • irrevocably elects to put such Debentures (or $• principal amount thereof*) to Chemtrade Logistics Income Fund (“Fund”) to be purchased by the Fund on • (the “Put Date”) in accordance with the terms of the Base Indenture referred to in such Debentures at a price of $1,000 for each $1,000 principal amount of Debentures plus all accrued and unpaid interest hereon to, but excluding, the Put Date (collectively, the “Total Put Price”) and tenders herewith the Debentures.

Dated: _____________________________	_____________________________
(Signature of Registered Holder)

*	If less than the full principal amount of the Debentures, indicate in the space provided the principal amount (which must be $1,000 or integral multiples thereof).

C-1

The Total Put Price will be payable (less applicable withholding taxes, if any) upon presentation and surrender of the Debentures with this form on or after the Put Date at the following corporate trust office:

Computershare Advantage Trust of Canada 88A East Beaver Creek Rd Richmond Hill, ON L4B 4A8 Email: noticescatc@computershare.com Attention: General Manager, CATC, Corporate Trust

The interest upon the principal amount of Debentures put to the Fund shall cease to be payable from and after the Put Date unless payment of the Total Put Price shall not be made on presentation for surrender of such Debentures at the above mentioned corporate trust office on or after the Put Date or prior to the setting aside of the Total Put Price pursuant to Indenture.

C-2

SCHEDULE D
Form of Notice of CHANGE OF CONTROL

CHEMTRADE LOGISTICS INCOME FUND

7.00% UNSECURED SUBORDINATED DEBENTURES

CHANGE OF CONTROL NOTICE

TO:	[REGISTERED HOLDER]

Note:	Unless otherwise indicated, capitalized terms used herein have the meaning ascribed thereto in the trust indenture dated as of December 20, 2002 between the Fund and CIBC Mellon Trust Company (the “Predecessor Indenture Trustee”) (as predecessor indenture trustee), succeeded by Computershare Advantage Trust of Canada (formerly, BNY Trust Company of Canada) (the “Debenture Trustee”), as amended, supplemented or restated from time to time (the “Base Indenture”), the first supplemental indenture dated March 24, 2010 between the Fund and the Predecessor Indenture Trustee (the “First Supplemental Indenture”), the second supplemental indenture dated December 12, 2011 between the Fund and the Predecessor Indenture Trustee (the “Second Supplemental Indenture”), the third supplemental indenture dated June 10, 2014 between the Fund and the Predecessor Indenture Trustee (the “Third Supplemental Indenture”), the fourth supplemental indenture dated September 2, 2016 between the Fund and the Predecessor Indenture Trustee (the “Fourth Supplemental Indenture”), the fifth supplemental indenture dated May 2, 2017 between the Fund and the Predecessor Indenture Trustee (the “Fifth Supplemental Indenture”), the sixth supplemental indenture dated October 1, 2019 between the Fund and the Predecessor Indenture Trustee (the “Sixth Supplemental Indenture”), the seventh supplemental indenture dated August 26, 2020 between the Fund and the Debenture Trustee (the “Seventh Supplemental Indenture”), the eighth supplemental indenture dated December 15, 2021 between the Fund and the Debenture Trustee (the “Eighth Supplemental Indenture”), the ninth supplemental indenture dated March 8, 2023 between the Fund and the Debenture Trustee (the “Ninth Supplemental Indenture”) and the tenth supplemental indenture dated November 4, 2025 between the Fund and the Debenture Trustee (the “Tenth Supplemental Indenture”, together with the Base Indenture, the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture, the Fifth Supplemental Indenture, the Sixth Supplemental Indenture, the Seventh Supplemental Indenture, the Eighth Supplemental Indenture, and the Ninth Supplemental Indenture, the “Indenture”).

Notice is hereby given pursuant to Section 2.2(g) of the Tenth Supplemental Indenture that:

(a)	a Change of Control occurred on ●, 20●, the details of which are as follows: [Insert details of Change of Control];

(b)	each holder of Debentures shall have the right (the “Put Right”) to require the Fund to purchase, on ●, 20●, [being the date which is 30 days following the date upon which the Debenture Trustee has delivered this Change of Control Notice to the holders] (the “Put Date”), all or any part of your Debentures in accordance with Applicable Securities Legislation at a price equal to 100% of the principal amount of your Debentures (the “Put Price”) plus accrued and unpaid interest thereon up to, but excluding, the Put Date (collectively, the “Total Put Price”);

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(c)	the Fund shall satisfy the Total Put Price [in cash, or in whole or in part, in Freely Tradeable Units] [details to be inserted];

(d)	you are entitled to withdraw your election to require the Fund to purchase your Debentures by providing notice to the Debenture Trustee by facsimile transmission or letter advising the Debenture Trustee of such withdrawal no later than 4:00 p.m. (Eastern time) on the third Business Day immediately preceding the Put Date, such notice to the Debenture Trustee shall include your name, the principal amount of the Debentures delivered for purchase and a statement that you are withdrawing your election to have such Debentures purchased.

Be advised that if 90% or more in aggregate principal amount of Debentures outstanding on the date of this Change of Control Notice have been tendered for purchase pursuant to the Put Right, the Fund has the right (but not the obligation) upon written notice to the Debenture Trustee prior to the Put Date to redeem all remaining outstanding Debentures on the Put Date at the Total Put Price.

[In the event that the Fund elects to issue and deliver Units as aforesaid, upon presentation and surrender of the Debentures, the Fund shall (i) satisfy fractional interests by a cash payment equal to the Current Market Price in effect on the Put Date, and (ii) deposit with the Debenture Trustee Freely Tradeable Units for purposes of making payment of all or any portion of the Total Put Price the number of such Freely Tradeable Units to be obtained by dividing the applicable portion of the Total Put Price by 95% of the Current Market Price in effect on the Put Date. In the event the Fund exercises its right pursuant to Section 2.2(g)(xi) of the Tenth Supplemental Indenture to deliver Freely Tradeable Units, the provisions of paragraphs (c) to (k) inclusive of Section 4.10 of the Base Indenture shall apply, mutatis mutandis.]

DATED:

CHEMTRADE LOGISTICS INCOME FUND

_______________________________

Authorized Signatory

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